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                                                                     Exhibit 23

                   Consent of Independent Public Accountants

To the Board of Directors of Household Finance Corporation:

We consent to the incorporation of our report dated August 27, 2002, included in this Annual Report on Form 10-K/A of Household Finance Corporation as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, into the Company's previously filed Registration Statements No. 333-47945, No. 333-59453, No. 333-82119, No. 333-45740, No.
333-56152, No. 333-73746, No. 333-75328, No. 333-85886, No. 333-33240, No.
333-82119 and No. 333-61964 on Form S-3.

/s/ KPMG LLP

Chicago, Illinois
March 19, 2003